Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FULL YEAR NET INCOME OF $152.0 MILLION ($3.52 PER DILUTED COMMON SHARE); APPROVES DIVIDEND

NORWICH, NY (January 23, 2023) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the quarter and year ended December 31, 2022.

Net income for the year ended December 31, 2022 was $152.0 million, or $3.52 per diluted common share, compared to $154.9 million, or $3.54 per diluted share, in the prior year.

◾	Generated positive operating leverage of $21.7 million with total revenues increasing 8.1%, or $38.9 million, while operating expenses were higher by 6.0%, or $17.2 million.
◾
Net interest income in 2022 improved in comparison to 2021, primarily due to higher yields on earning assets due to increases in the Federal Reserve’s targeted Federal Funds rate combined with growth in earning assets, strongly overcoming a $17.6 million ($0.31 per diluted share) year-over-year decrease in income from the Paycheck Protection Program (“PPP”).

◾	The Company recorded a provision for loan losses of $17.1 million ($0.31 per diluted share) in 2022, compared to a net benefit of $8.3 million ($0.15 per diluted share) in 2021.
◾
Card services income was lower than 2021 driven by the impact from the Company being subject to the statutory price cap provisions of the Durbin Amendment to the Dodd-Frank Act (“Durbin Amendment”) of approximately $8 million ($0.14 per diluted share).

Net income for the three months ended December 31, 2022 was $36.1 million, or $0.84 per diluted common share, compared to $37.3 million, or $0.86 per diluted share, in the fourth quarter of 2021.

◾
Net interest income in the fourth quarter of 2022 improved in comparison to the fourth quarter of 2021 and the linked third quarter of 2022, primarily due to higher yields on earning assets due to increases in the Federal Funds rate, despite a $7.5 million ($0.13 per diluted share) decrease in income from the PPP.

◾
The Company recorded a provision for loan losses of $7.7 million ($0.14 per diluted share) in the fourth quarter of 2022, compared to a provision for loan losses of $3.1 million ($0.06 per diluted share) in the fourth quarter of 2021.

◾
Card services income was lower than the fourth quarter of 2021 driven by the impact from the Company being subject to the statutory price cap provisions of the Durbin Amendment of approximately $4 million ($0.07 per diluted share).

◾	In the fourth quarter of 2022, the Company incurred merger expenses of $1.0 million ($0.02 per diluted share) related to the pending acquisition of Salisbury Bancorp, Inc.

CEO Comments

“Our operating results for the fourth quarter and full year of 2022 reflect strong execution by our team, including organic loan growth of over 10% and disciplined cost of funds management,” said NBT President and CEO John H. Watt, Jr. “We recognized the benefits of an asset-sensitive balance sheet in 2022 with increases in the targeted Fed Funds rate, and our credit quality continues to be excellent with low levels of net charge-offs and nonperforming assets.”

“In December, we entered into a definitive agreement to merge with Salisbury Bancorp, Inc. Aligned cultures and complementary markets support the strategic rationale for our partnership with this premier community bank franchise headquartered in Lakeville, CT. We expect the merger to close in the second quarter of 2023, pending required regulatory and shareholder approvals.”

“We were pleased to reach the milestone of 10 consecutive years of annual dividend increases in 2022,” added Watt. “The payment of a meaningful and growing dividend is an important component of our commitment to consistent and favorable long-term returns for our shareholders.”

Fourth Quarter Financial Highlights

Net Income	◾ Net income of $36.1 million ◾ Diluted earnings per share of $0.84 ◾ Excluding merger expenses and securities gains (losses), diluted earnings per share of $0.86
Net Interest Income / NIM
◾          Net interest income on a fully taxable equivalent (“FTE”) basis was $100.2 million[1]
◾          Net interest margin (“NIM”) on a FTE basis was 3.68%[1], up 17 basis points (“bps”) from the prior quarter, due primarily to a 34 bp increase in the yields on earning assets
◾          Total cost of deposits of 0.17%, up 8 bps from the prior quarter
◾          Total cost of funds of 0.37%, up 19 bps from the prior quarter

Noninterest Income	◾ Noninterest income was $34.3 million, excluding securities gains (losses) and was 25.6% of total revenue
Pre-Provision Net Revenue (“PPNR”)	◾ PPNR[1] was $55.8 million, consistent with the third quarter of 2022 and was 8.3% higher than the fourth quarter of 2021
Loans and Credit Quality
◾          Period end total loans of $8.15 billion at December 31, 2022, up 10.2% from December 31, 2021, excluding impact of PPP loans
◾          Period end loans increased $752.0 million from December 31, 2021, excluding $0.9 million and $101.2 million of PPP loans at December 31, 2022 and December 31, 2021, respectively
◾          Net charge-offs to average loans was 0.18%, annualized
◾          Nonperforming loans to total loans was 0.26%, down from 0.28% in the prior quarter
◾          Allowance for loan losses to total loans of 1.24%

Capital
◾          Announced a $0.30 per share dividend for the first quarter of 2023, which was a $0.02 per share, or 7.1%, increase from the first quarter of 2022
◾          Stockholders’ equity was $1.17 billion as of December 31, 2022
◾          Tangible book value per share[2] was $20.65 at December 31, 2022, modestly lower than the fourth quarter of
             2021 and higher than the third quarter of 2022, due primarily to the impact of the changes in accumulated other comprehensive income (“AOCI”)
◾          Tangible equity to assets of 7.73%[1]
◾          CET1 ratio of 12.12%; Leverage ratio of 10.32%

Loans

◾	Period end total loans were $8.15 billion at December 31, 2022 and $7.50 billion at December 31, 2021.
◾
Excluding PPP loans, period end loans increased $752.0 million from December 31, 2021. Commercial and industrial loans increased $109.8 million to $1.27 billion; commercial real estate loans increased $152.6 million to $2.81 billion; and total consumer loans increased $489.5 million to $4.08 billion.

◾
Total PPP loans as of December 31, 2022 were $0.9 million (net of unamortized fees) with over 99% of the original $836 million forgiven or extinguished through the fourth quarter of 2022. The following PPP loan activity occurred during the fourth quarter of 2022:

o	$2.2 million of loans forgiven.
o	$0.1 million of interest and fees recognized into interest income, compared to $0.3 million for the third quarter of 2022 and $7.5 million for the fourth quarter of 2021.
◾	Commercial line of credit utilization rate was 21% at December 31, 2022, compared to 23% at September 30, 2022 and 21% at December 31, 2021.

Deposits

◾
Total deposits at December 31, 2022 were $9.50 billion, compared to $10.23 billion at December 31, 2021. The decrease in deposits was primarily concentrated in certain larger more rate-sensitive accounts. The effects of tighter monetary policy, inflation and higher rate alternatives continued to weigh on balances. Even though deposit balances declined from 2021, year-end 2022 deposit balances are still 25.1% higher than the end of 2019.

◾	Loan to deposit ratio was 85.8% at December 31, 2022, compared to 73.3% at December 31, 2021.

Net Interest Income and Net Interest Margin

◾
Net interest income for the fourth quarter of 2022 was $99.8 million, which was up $5.3 million, or 5.6%, from the third quarter of 2022 and up $14.6 million, or 17.1%, from the fourth quarter of 2021 primarily due to higher yields on earning assets. PPP income for the fourth quarter of 2022 was $0.1 million, which was $0.2 million lower compared to the prior quarter and down $7.5 million compared to the fourth quarter of 2021.

◾
The NIM on a FTE basis for the fourth quarter of 2022 was 3.68%, up 17 bps from the third quarter of 2022 and up 60 bps from the fourth quarter of 2021 due to higher earning asset yields partly offset by higher cost of interest-bearing liabilities.

◾
Earning asset yields for the three months ended December 31, 2022 were up 34 bps from the prior quarter and up 79 bps from the same quarter in the prior year. Earning assets grew $73.8 million, or 0.7%, from the prior quarter and declined $216.1 million, or 2.0% compared to the same quarter in the prior year. The following are highlights comparing the fourth quarter of 2022 to the prior quarter:

o	Loan yields increased 38 bps to 4.72% for the quarter.
o
During the fourth quarter, the Company shifted from an excess liquidity position to an overnight borrowing position. The Company had net average short-term interest-earning assets of $185.0 million in the third quarter compared to net average short-term borrowings of $138.0 million in the fourth quarter. The impact of the change net liquidity position was approximately a $3.2 million decrease in net interest income.

◾	Total cost of deposits was 0.17% for the fourth quarter of 2022, up 8 bps from the prior quarter and up 9 bps from the same period in the prior year.
◾	The cost of total interest-bearing liabilities for the three months ended December 31, 2022 was 0.57%, up 28 bps from the prior quarter and up 33 bps from the fourth quarter of 2021.

Credit Quality and Allowance for Credit Losses

◾
Net charge-offs to total average loans was 18 bps compared to 7 bps in the prior quarter and 22 bps in the fourth quarter of 2021. Recoveries in the fourth quarter of 2022 were $1.7 million compared to $3.4 million in the prior quarter and $2.5 million in the fourth quarter of 2021. The increase in net charge-offs from the prior quarter was driven by higher charge-offs in the other consumer portfolio and lower recoveries in the commercial and industrial portfolio.

◾	Nonperforming assets to total assets was 0.18% at December 31, 2022, compared to 0.19% at September 30, 2022 and 0.27% (0.28% excluding PPP loans) at December 31, 2021.
◾
Provision expense for the three months ended December 31, 2022 was $7.7 million with net charge-offs of $3.7 million. Provision expense was $3.2 million higher than the third quarter of 2022 and $4.6 million higher than the fourth quarter of 2021. The increase in provision expense from the fourth quarter of 2021 was driven by loan growth and less favorable economic forecasts in 2022 versus an improving economic forecast in the prior year.

◾
The allowance for loan losses was $100.8 million, or 1.24% of total loans, at December 31, 2022, compared to 1.22% (1.23% excluding PPP loans and related allowance) of total loans at September 30, 2022 and 1.23% (1.24% excluding PPP loans and related allowance) of total loans at December 31, 2021. The reserve for unfunded loan commitments decreased to $5.1 million at December 31, 2022 compared to the prior quarter at $5.3 million and compared to the fourth quarter of 2021 at $5.1 million.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $34.3 million for the three months ended December 31, 2022, down $3.0 million from the third quarter and down $6.8 million from the prior year’s fourth quarter.

◾
Card services income was lower than the fourth quarter of 2021 driven by the impact from the Company being subject to the statutory price cap provisions of the Durbin Amendment. Card services income was lower than the prior quarter driven primarily by lower levels of card utilization.

◾
Retirement plan administration fees were lower than the prior quarter driven by market decline, seasonal revenues recognized in the third quarter and lower activity-based fees. Retirement plan administration fees were lower than the fourth quarter of 2021 driven by lower activity-based fees and market performance. In 2022, the Company recognized approximately $2.5 million of fees related to statutory plan document restatement requirements that generally recur on a six-year cycle.

◾	Wealth management fees were lower than the prior quarter due to seasonal tax preparation services in the third quarter and lower than the fourth quarter of 2021 driven primarily by market performance.
◾	Other income decreased from the prior quarter and the fourth quarter of 2021 driven by lower commercial loan swap fees.

Noninterest Expense

◾	Total noninterest expense, excluding $1.0 million of merger expense in the fourth quarter of 2022 was up 2.4% from the previous quarter and up 4.6% from the fourth quarter of 2021.
◾
Salaries and benefits decreased 2.3% from the prior quarter driven by lower benefit plan costs. The increase from the fourth quarter of 2021 was driven by increased salaries and wages, including merit pay increases and higher levels of incentive compensation accruals.

◾	Technology and data services expenses were consistent with the prior quarter and increased from the fourth quarter of 2021 due to continued investment in digital platform solutions.
◾	Professional fees and outside services expense were higher than the prior quarter due to seasonal expenses and timing of external services for several tactical and strategic initiatives.

Income Taxes

◾	The effective tax rate was 22.6% for the fourth quarter of 2022, compared to 22.8% for the third quarter of 2022 and 22.4% for the fourth quarter of 2021.

Capital

◾
Capital ratios remain strong with tangible common equity to tangible assets[1] at 7.73%. Tangible book value per share[2] was $20.65 at December 31, 2022, $20.25 at September 30, 2022 and $22.26 at December 31, 2021.

◾
Stockholders’ equity decreased $76.9 million from December 31, 2021 driven by the $166.7 million decrease in AOCI due primarily to the change in the market value of securities available for sale, dividends declared of $49.8 million and the repurchase of common stock of $14.7 million, partly offset by net income generation of $152.0 million.

◾	December 31, 2022, CET1 capital ratio of 12.12%, leverage ratio of 10.32 % and total risk-based capital ratio of 15.38%.
◾
The Company purchased 400,000 shares of its common stock in the first half of 2022 at an average price of $36.78 per share under its previously announced share repurchase program. There were 1,600,000 shares available for repurchase under this plan which is set to expire on December 31, 2023.

Dividend

◾
The Board of Directors approved a first-quarter cash dividend of $0.30 per share at a meeting held today, an increase of $0.02, or 7.1%, from the amount paid in the first quarter of 2022. 2022 was the tenth consecutive year of annual dividend increases by the Company. The dividend will be paid on March 15, 2023 to stockholders of record as of March 1, 2023.

Salisbury Bancorp, Inc. Merger

◾
On December 5, 2022, NBT announced that it had entered into an agreement to acquire Salisbury Bancorp, Inc., a 14 branch community bank franchise headquartered in Lakeville, CT, in an all stock transaction. Salisbury Bancorp, Inc. had assets of $1.51 billion, deposits of $1.33 billion, and net loans of $1.18 billion as of September 30, 2022. The merger is expected to close in the second quarter of 2023 subject to customary closing conditions, including approval by the shareholders of Salisbury Bancorp, Inc. and required regulatory approvals.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Tuesday, January 24, 2023, to review fourth quarter 2022 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $11.74 billion at December 31, 2022. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability:
Diluted earnings per share	$0.84	$0.90	$0.88	$0.90	$0.86
Weighted average diluted common shares outstanding	43,144,666	43,110,932	43,092,851	43,385,451	43,574,539
Return on average assets[3]	1.23%	1.33%	1.28%	1.32%	1.23%
Return on average equity[3]	12.30%	12.87%	12.73%	12.78%	11.89%
Return on average tangible common equity1 3	16.54%	17.12%	17.00%	16.87%	15.70%
Net interest margin1 3	3.68%	3.51%	3.21%	2.95%	3.08%

	12 Months Ended December 31,
	2022	2021
Profitability:
Diluted earnings per share	$3.52	$3.54
Weighted average diluted common shares outstanding	43,181,312	43,718,804
Return on average assets	1.29%	1.33%
Return on average equity	12.67%	12.71%
Return on average tangible common equity[1]	16.89%	16.92%
Net interest margin[1]	3.34%	3.03%

	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data:
Short-term interest-bearing accounts	$30,862	$97,303	$328,593	$913,315	$1,111,296
Securities available for sale	1,527,225	1,556,501	1,619,356	1,662,697	1,687,361
Securities held to maturity	919,517	929,541	936,512	895,005	733,210
Net loans	8,049,347	7,807,984	7,684,081	7,559,826	7,406,459
Total assets	11,739,296	11,640,742	11,720,459	12,147,833	12,012,111
Total deposits	9,495,933	9,918,751	10,028,708	10,461,623	10,234,469
Total borrowings	787,950	277,889	265,796	278,788	311,476
Total liabilities	10,565,742	10,484,196	10,531,903	10,945,583	10,761,658
Stockholders' equity	1,173,554	1,156,546	1,188,556	1,202,250	1,250,453

Capital:
Equity to assets	10.00%	9.94%	10.14%	9.90%	10.41%
Tangible equity ratio[1]	7.73%	7.64%	7.87%	7.70%	8.20%
Book value per share	$27.38	$27.00	$27.75	$27.96	$28.97
Tangible book value per share[2]	$20.65	$20.25	$20.99	$21.25	$22.26
Leverage ratio	10.32%	10.21%	9.77%	9.52%	9.41%
Common equity tier 1 capital ratio	12.12%	12.17%	12.14%	12.23%	12.25%
Tier 1 capital ratio	13.19%	13.27%	13.27%	13.39%	13.43%
Total risk-based capital ratio	15.38%	15.50%	15.50%	15.64%	15.73%
Common stock price (end of period)	$43.42	$37.95	$37.59	$36.13	$38.52

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality:
Nonaccrual loans	$17,233	$19,098	$23,673	$25,812	$30,285
90 days past due and still accruing	3,823	2,732	2,096	1,944	2,458
Total nonperforming loans	21,056	21,830	25,769	27,756	32,743
Other real estate owned	105	-	-	-	167
Total nonperforming assets	21,161	21,830	25,769	27,756	32,910
Allowance for loan losses	100,800	96,800	93,600	90,000	92,000

Asset quality ratios (total):
Allowance for loan losses to total loans	1.24%	1.22%	1.20%	1.18%	1.23%
Total nonperforming loans to total loans	0.26%	0.28%	0.33%	0.36%	0.44%
Total nonperforming assets to total assets	0.18%	0.19%	0.22%	0.23%	0.27%
Allowance for loan losses to total nonperforming loans	478.72%	443.43%	363.23%	324.25%	280.98%
Past due loans to total loans[4]	0.33%	0.30%	0.40%	0.24%	0.29%
Net charge-offs to average loans[3]	0.18%	0.07%	0.04%	0.14%	0.22%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.24%	1.23%	1.21%	1.18%	1.24%
Total nonperforming loans to total loans	0.26%	0.28%	0.33%	0.37%	0.44%
Total nonperforming assets to total assets	0.18%	0.19%	0.22%	0.23%	0.28%
Allowance for loan losses to total nonperforming loans	478.72%	443.43%	363.27%	324.24%	280.96%
Past due loans to total loans[4]	0.33%	0.29%	0.40%	0.25%	0.29%
Net charge-offs to average loans[3]	0.18%	0.07%	0.04%	0.14%	0.22%

	2022				2021
Net charge-offs by line of business:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial & industrial	$(45)	$(1,045)	$(298)	$139	$1,929
Commercial real estate	8	324	(246)	346	372
Residential real estate and home equity	(79)	(56)	(210)	163	51
Indirect auto	445	222	163	135	(58)
Residential solar	596	43	153	132	170
Other consumer	2,752	1,796	1,228	1,681	1,633
Total net charge-offs	$3,677	$1,284	$790	$2,596	$4,097

	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.82%	0.80%	0.75%	0.66%	0.78%
Commercial real estate	0.91%	0.88%	0.89%	0.79%	0.78%
Paycheck protection program	0.01%	0.01%	0.01%	0.01%	0.01%
Residential real estate	0.72%	0.74%	0.79%	0.88%	0.92%
Auto	0.81%	0.78%	0.79%	0.76%	0.79%
Residential solar	3.21%	3.08%	3.00%	2.97%	3.04%
Other consumer	6.27%	6.67%	6.19%	6.24%	6.66%
Total	1.24%	1.22%	1.20%	1.18%	1.23%
Total excluding PPP loans	1.24%	1.23%	1.21%	1.18%	1.24%

	2022				2021
Loans by line of business:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial & industrial	$1,265,082	$1,258,871	$1,298,072	$1,214,834	$1,155,240
Commercial real estate	2,807,941	2,724,728	2,670,633	2,709,611	2,655,367
Paycheck protection program	949	3,328	17,286	50,977	101,222
Residential real estate	1,649,870	1,626,528	1,606,188	1,584,551	1,571,232
Indirect auto	989,587	952,757	936,516	890,643	859,454
Residential solar	856,798	728,898	599,565	514,526	440,016
Home equity	314,124	313,557	313,395	319,180	330,357
Other consumer	265,796	296,117	336,026	365,504	385,571
Total loans	$8,150,147	$7,904,784	$7,777,681	$7,649,826	$7,498,459

PPP income recognized	$71	$320	$1,301	$1,976	$7,545
PPP unamortized fees	$45	$108	$414	$1,629	$3,420

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	December 31,	December 31,
Assets	2022	2021
Cash and due from banks	$166,488	$157,775
Short-term interest-bearing accounts	30,862	1,111,296
Equity securities, at fair value	30,784	33,550
Securities available for sale, at fair value	1,527,225	1,687,361
Securities held to maturity (fair value $812,647 and $735,260, respectively)	919,517	733,210
Federal Reserve and Federal Home Loan Bank stock	44,713	25,098
Loans held for sale	562	830
Loans	8,150,147	7,498,459
Less allowance for loan losses	100,800	92,000
Net loans	$8,049,347	$7,406,459
Premises and equipment, net	69,047	72,093
Goodwill	281,204	280,541
Intangible assets, net	7,341	8,927
Bank owned life insurance	232,409	228,238
Other assets	379,797	266,733
Total assets	$11,739,296	$12,012,111

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,617,324	$3,689,556
Savings, NOW and money market	5,444,837	6,043,441
Time	433,772	501,472
Total deposits	$9,495,933	$10,234,469
Short-term borrowings	585,012	97,795
Long-term debt	4,815	13,995
Subordinated debt, net	96,927	98,490
Junior subordinated debt	101,196	101,196
Other liabilities	281,859	215,713
Total liabilities	$10,565,742	$10,761,658

Total stockholders' equity	$1,173,554	$1,250,453

Total liabilities and stockholders' equity	$11,739,296	$12,012,111

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest, fee and dividend income
Interest and fees on loans	$95,620	$79,470	$332,768	$302,175
Securities available for sale	7,831	6,101	29,653	23,305
Securities held to maturity	5,050	3,097	17,582	12,551
Other	671	639	4,067	1,845
Total interest, fee and dividend income	$109,172	$89,307	$384,070	$339,876
Interest expense
Deposits	$4,092	$2,132	$9,923	$10,714
Short-term borrowings	2,510	28	2,623	158
Long-term debt	21	88	161	389
Subordinated debt	1,346	1,360	5,424	5,437
Junior subordinated debt	1,424	518	3,749	2,090
Total interest expense	$9,393	$4,126	$21,880	$18,788
Net interest income	$99,779	$85,181	$362,190	$321,088
Provision for loan losses	7,677	3,097	17,147	(8,257)
Net interest income after provision for loan losses	$92,102	$82,084	$345,043	$329,345
Noninterest income
Service charges on deposit accounts	$3,598	$3,804	$14,630	$13,348
Card services income	4,958	8,847	29,058	34,682
Retirement plan administration fees	10,661	11,816	48,112	42,188
Wealth management	8,017	8,619	33,311	33,718
Insurance services	3,438	3,394	14,696	14,083
Bank owned life insurance income	1,419	1,629	6,044	6,217
Net securities (losses) gains	(217)	(2)	(1,131)	566
Other	2,217	3,004	10,858	12,992
Total noninterest income	$34,091	$41,111	$155,578	$157,794
Noninterest expense
Salaries and employee benefits	$47,235	$44,118	$187,830	$172,580
Technology and data services	9,124	8,563	35,712	34,717
Occupancy	6,521	6,635	26,282	26,048
Professional fees and outside services	4,811	4,903	16,810	16,306
Office supplies and postage	1,699	1,528	6,140	6,006
FDIC expense	798	798	3,197	3,041
Advertising	879	1,019	2,822	2,521
Amortization of intangible assets	539	651	2,264	2,808
Loan collection and other real estate owned, net	957	956	2,647	2,915
Merger expenses	967	-	967	-
Other	5,979	5,934	19,794	20,339
Total noninterest expense	$79,509	$75,105	$304,465	$287,281
Income before income tax expense	$46,684	$48,090	$196,156	$199,858
Income tax expense	10,563	10,780	44,161	44,973
Net income	$36,121	$37,310	$151,995	$154,885
Earnings Per Share
Basic	$0.84	$0.86	$3.54	$3.57
Diluted	$0.84	$0.86	$3.52	$3.54

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$95,620	$85,266	$78,539	$73,343	$79,470
Securities available for sale	7,831	7,665	7,317	6,840	6,101
Securities held to maturity	5,050	4,854	4,185	3,493	3,097
Other	671	1,429	1,442	525	639
Total interest, fee and dividend income	$109,172	$99,214	$91,483	$84,201	$89,307
Interest expense
Deposits	$4,092	$2,233	$1,756	$1,842	$2,132
Short-term borrowings	2,510	84	13	16	28
Long-term debt	21	20	33	87	88
Subordinated debt	1,346	1,360	1,359	1,359	1,360
Junior subordinated debt	1,424	1,039	737	549	518
Total interest expense	$9,393	$4,736	$3,898	$3,853	$4,126
Net interest income	$99,779	$94,478	$87,585	$80,348	$85,181
Provision for loan losses	7,677	4,484	4,390	596	3,097
Net interest income after provision for loan losses	$92,102	$89,994	$83,195	$79,752	$82,084
Noninterest income
Service charges on deposit accounts	$3,598	$3,581	$3,763	$3,688	$3,804
Card services income	4,958	5,654	9,751	8,695	8,847
Retirement plan administration fees	10,661	11,496	12,676	13,279	11,816
Wealth management	8,017	8,402	8,252	8,640	8,619
Insurance services	3,438	3,892	3,578	3,788	3,394
Bank owned life insurance income	1,419	1,560	1,411	1,654	1,629
Net securities (losses)	(217)	(148)	(587)	(179)	(2)
Other	2,217	2,735	2,812	3,094	3,004
Total noninterest income	$34,091	$37,172	$41,656	$42,659	$41,111
Noninterest expense
Salaries and employee benefits	$47,235	$48,371	$46,716	$45,508	$44,118
Technology and data services	9,124	9,096	8,945	8,547	8,563
Occupancy	6,521	6,481	6,487	6,793	6,635
Professional fees and outside services	4,811	3,817	3,906	4,276	4,903
Office supplies and postage	1,699	1,469	1,548	1,424	1,528
FDIC expense	798	787	810	802	798
Advertising	879	559	730	654	1,019
Amortization of intangible assets	539	544	545	636	651
Loan collection and other real estate owned, net	957	549	757	384	956
Merger expenses	967	-	-	-	-
Other	5,979	5,021	5,675	3,119	5,934
Total noninterest expense	$79,509	$76,694	$76,119	$72,143	$75,105
Income before income tax expense	$46,684	$50,472	$48,732	$50,268	$48,090
Income tax expense	10,563	11,499	10,957	11,142	10,780
Net income	$36,121	$38,973	$37,775	$39,126	$37,310
Earnings Per Share
Basic	$0.84	$0.91	$0.88	$0.91	$0.86
Diluted	$0.84	$0.90	$0.88	$0.90	$0.86

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Q4 - 2022			Q3 - 2022		Q2 - 2022		Q1 - 2022		Q4 - 2021
Assets
Short-term interest-bearing accounts	$39,573	3.31%	$191,463	2.51%	$553,548	0.82%	$990,319	0.17%	$1,145,794	0.16%
Securities taxable[1]	2,480,959	1.88%	2,491,315	1.83%	2,439,960	1.74%	2,284,578	1.67%	2,081,796	1.57%
Securities tax-exempt 1 5	208,238	2.68%	211,306	2.47%	256,799	1.83%	258,513	1.84%	257,320	1.85%
FRB and FHLB stock	32,903	4.11%	25,182	3.47%	24,983	5.03%	25,026	1.98%	25,149	2.74%
Loans1 6	8,039,442	4.72%	7,808,025	4.34%	7,707,730	4.09%	7,530,674	3.95%	7,507,165	4.20%
Total interest-earning assets	$10,801,115	4.02%	$10,727,291	3.68%	$10,983,020	3.35%	$11,089,110	3.09%	$11,017,224	3.23%
Other assets	855,410		887,378		883,498		947,578		982,136
Total assets	$11,656,525		$11,614,669		$11,866,518		$12,036,688		$11,999,360
Liabilities and stockholders' equity
Money market deposit accounts	$2,169,192	0.39%	$2,332,341	0.15%	$2,577,367	0.14%	$2,720,338	0.15%	$2,678,477	0.16%
NOW deposit accounts	1,604,096	0.33%	1,548,115	0.21%	1,580,132	0.07%	1,583,091	0.05%	1,551,846	0.05%
Savings deposits	1,823,056	0.03%	1,854,122	0.03%	1,845,128	0.03%	1,794,549	0.03%	1,725,004	0.05%
Time deposits	432,110	0.41%	455,168	0.35%	478,531	0.37%	494,632	0.40%	537,875	0.46%
Total interest-bearing deposits	$6,028,454	0.27%	$6,189,746	0.14%	$6,481,158	0.11%	$6,592,610	0.11%	$6,493,202	0.13%
Federal funds purchased	56,576	4.03%	1,522	3.39%	-	-	-	-	65	-
Repurchase agreements	76,334	0.11%	69,048	0.10%	60,061	0.09%	72,768	0.09%	97,389	0.11%
Short-term borrowings	177,533	4.28%	6,440	3.33%	-	-	-	-	1	-
Long-term debt	3,817	2.18%	3,331	2.38%	5,336	2.48%	13,979	2.52%	14,004	2.49%
Subordinated debt, net	97,839	5.46%	98,748	5.46%	98,642	5.53%	98,531	5.59%	98,422	5.48%
Junior subordinated debt	101,196	5.58%	101,196	4.07%	101,196	2.92%	101,196	2.20%	101,196	2.03%
Total interest-bearing liabilities	$6,541,749	0.57%	$6,470,031	0.29%	$6,746,393	0.23%	$6,879,084	0.23%	$6,804,279	0.24%
Demand deposits	3,658,965		3,708,131		3,711,049		3,710,124		3,719,070
Other liabilities	290,895		234,851		218,491		206,292		231,260
Stockholders' equity	1,164,916		1,201,656		1,190,585		1,241,188		1,244,751
Total liabilities and stockholders' equity	$11,656,525		$11,614,669		$11,866,518		$12,036,688		$11,999,360
Interest rate spread		3.45%		3.39%		3.12%		2.86%		2.99%
Net interest margin (FTE)[1]		3.68%		3.51%		3.21%		2.95%		3.08%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months Ended December 31,	2022			2021
Assets
Short-term interest-bearing accounts	$440,429	$3,072	0.70%	$932,086	$1,229	0.13%
Securities taxable[1]	2,424,925	43,229	1.78%	1,910,641	31,962	1.67%
Securities tax-exempt 1 5	233,515	5,070	2.17%	220,759	4,929	2.23%
FRB and FHLB stock	27,040	995	3.68%	25,255	616	2.44%
Loans1 6	7,772,962	333,008	4.28%	7,543,149	302,331	4.01%
Total interest-earning assets	$10,898,871	$385,374	3.54%	$10,631,890	$341,067	3.21%
Other assets	893,197			983,809
Total assets	$11,792,068			$11,615,699
Liabilities and stockholders' equity
Money market deposit accounts	$2,447,978	$4,955	0.20%	$2,587,748	$5,117	0.20%
NOW deposit accounts	1,578,831	2,600	0.16%	1,452,560	738	0.05%
Savings deposits	1,829,360	592	0.03%	1,656,893	829	0.05%
Time deposits	464,912	1,776	0.38%	577,150	4,030	0.70%
Total interest-bearing deposits	$6,321,081	$9,923	0.16%	$6,274,351	$10,714	0.17%
Federal funds purchased	14,644	588	4.02%	17	-	-
Repurchase agreements	69,561	67	0.10%	100,519	132	0.13%
Short-term borrowings	46,371	1,968	4.24%	1,302	26	2.00%
Long-term debt	6,579	161	2.45%	15,479	389	2.51%
Subordinated debt, net	98,439	5,424	5.51%	98,259	5,437	5.53%
Junior subordinated debt	101,196	3,749	3.70%	101,196	2,090	2.07%
Total interest-bearing liabilities	$6,657,871	$21,880	0.33%	$6,591,123	$18,788	0.29%
Demand deposits	3,696,957			3,565,693
Other liabilities	237,857			240,434
Stockholders' equity	1,199,383			1,218,449
Total liabilities and stockholders' equity	$11,792,068			$11,615,699
Net interest income (FTE)[1]		$363,494			$322,279
Interest rate spread			3.21%			2.92%
Net interest margin (FTE)[1]			3.34%			3.03%
Taxable equivalent adjustment		$1,304			$1,191
Net interest income		$362,190			$321,088

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$36,121	$38,973	$37,775	$39,126	$37,310
Income tax expense	10,563	11,499	10,957	11,142	10,780
Provision for loan losses	7,677	4,484	4,390	596	3,097
FTE adjustment	392	337	290	285	292
Net securities losses	217	148	587	179	2
Provision for unfunded loan commitments reserve	(185)	225	240	(260)	(250)
Merger expense	967	-	-	-	-
Nonrecurring expense	-	-	-	(172)	250
PPNR	$55,752	$55,666	$54,239	$50,896	$51,481

Average assets	$11,656,525	$11,614,669	$11,866,518	$12,036,688	$11,999,360

Return on average assets[3]	1.23%	1.33%	1.28%	1.32%	1.23%
PPNR return on average assets[3]	1.90%	1.90%	1.83%	1.71%	1.70%

	12 Months Ended December 31,
	2022	2021
Net income	$151,995	$154,885
Income tax expense	44,161	44,973
Provision for loan losses	17,147	(8,257)
FTE adjustment	1,304	1,191
Net securities losses (gains)	1,131	(566)
Provision for unfunded loan commitments reserve	20	(1,300)
Merger expense	967	-
Nonrecurring expense	(172)	4,418
PPNR	$216,553	$195,344

Average Assets	$11,792,068	$11,615,699

Return on average assets	1.29%	1.33%
PPNR return on average assets	1.84%	1.68%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in the provision for loan losses, net securities gains (losses) and non-recurring income and/or expense.

FTE adjustment	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net interest income	$99,779	$94,478	$87,585	$80,348	$85,181
Add: FTE adjustment	392	337	290	285	292
Net interest income (FTE)	$100,171	$94,815	$87,875	$80,633	$85,473
Average earning assets	$10,801,115	$10,727,291	$10,983,020	$11,089,110	$11,017,224
Net interest margin (FTE)[3]	3.68%	3.51%	3.21%	2.95%	3.08%

	12 Months Ended December 31,
	2022	2021
Net interest income	$362,190	$321,088
Add: FTE adjustment	1,304	1,191
Net interest income (FTE)	$363,494	$322,279
Average earning assets	$10,898,871	$10,631,890
Net interest margin (FTE)	3.34%	3.03%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Total equity	$1,173,554	$1,156,546	$1,188,556	$1,202,250	$1,250,453
Intangible assets	288,545	289,083	289,259	288,832	289,468
Total assets	$11,739,296	$11,640,742	$11,720,459	$12,147,833	$12,012,111
Tangible equity to tangible assets	7.73%	7.64%	7.87%	7.70%	8.20%

Return on average tangible common equity	2022				2021
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$36,121	$38,973	$37,775	$39,126	$37,310
Amortization of intangible assets (net of tax)	404	408	409	477	488
Net income, excluding intangibles amortization	$36,525	$39,381	$38,184	$39,603	$37,798

Average stockholders' equity	$1,164,916	$1,201,656	$1,190,585	$1,241,188	$1,244,751
Less: average goodwill and other intangibles	288,856	289,296	289,584	289,218	289,834
Average tangible common equity	$876,060	$912,360	$901,001	$951,970	$954,917
Return on average tangible common equity[3]	16.54%	17.12%	17.00%	16.87%	15.70%

	12 Months Ended December 31,
	2022	2021
Net income	$151,995	$154,885
Amortization of intangible assets (net of tax)	1,698	2,106
Net income, excluding intangibles amortization	$153,693	$156,991

Average stockholders' equity	$1,199,383	$1,218,449
Less: average goodwill and other intangibles	289,238	290,838
Average tangible common equity	$910,145	$927,611
Return on average tangible common equity	16.89%	16.92%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.